                                                                    Exhibit 99.2



                      TRANSMITTAL OF FINANCIAL REPORTS AND
                        CERTIFICATION OF COMPLIANCE WITH
                  UNITED STATES TRUSTEE OPERATING REQUIREMENTS
                FOR THE COPPERWELD BUSINESS FOR THE PERIOD ENDED
                                  MAY 31, 2003



                                          :
IN RE:                                    :      CHAPTER 11
                                          :
LTV STEEL COMPANY, INC.,                  :      JOINTLY ADMINISTERED
A NEW JERSEY CORPORATION, ET AL.,         :      CASE NO. 00-43866
                          -- --           :
                                          :
                         DEBTORS.         :      CHIEF JUDGE WILLIAM T. BODOH


                  As Interim Chief Financial Officer of Copperweld Corporation ("Copperweld"), a corporation organized under the laws of the State of Delaware and one of the debtors and debtors in possession in the above-captioned Chapter 11 cases (collectively, the "Debtors"), I hereby affirm that:

                  1. I have reviewed the following Copperweld Business financial reports for April 2003 attached hereto (collectively, the "Statements) - Summarized Operating Results, Balance Sheet and Cash Flow.

                  2. The Statements are based on the Debtors' books and records maintained in the ordinary course of business. The statements have been prepared in accordance with normal and customary accounting practices and fairly and accurately reflect the relevant information for the applicable period.

                  3. The insurance described in Section 4 of the Operating Instructions and Reporting Requirements for Chapter 11 Cases (the "Operating Instructions") issued by the U.S. Trustee remains in force.

                  4. All postpetition taxes are current and have been paid in the ordinary course of business.

                  5. No professional fees have been paid without specific court authorization.

                  The Statements were prepared by Copperweld under my direction and supervision. Copperweld verifies that, to the best of its knowledge, the information set forth in the Statements is true and correct.


Dated:  July 14, 2003                        /s/ James Smith
                                             -------------------------------
                                             James Smith
                                             Interim Chief Financial Officer
                                             Copperweld Corporation

THE LTV CORPORATION
COPPERWELD BUSINESS
OPERATING RESULTS YEAR-TO-DATE
(UNAUDITED)
($ IN MILLIONS)

                                                             5 Months Ended
                                                                May 31
                                                        -------------------------
                                                          2003              2002
                                                        --------         --------
Revenues                                                $  327.5         $  336.1

Cost of Sales                                              323.9            305.4
                                                        --------         --------
     Gross Profit                                            3.6             30.7

SG&A                                                        24.0             22.7
Other (income)/expense                                      (2.1)            (0.4)

Interest Expense                                             8.5              8.6
Special Charges / Other                                      6.4              2.6
Chapter 11 Admin Expenses                                    3.0              0.4
                                                        --------         --------
     Pretax Income                                         (36.2)            (3.2)

Tax Provision                                               (2.8)             1.2
                                                        --------         --------
     Net Income                                         ($  33.4)        ($   4.4)
                                                        ========         ========

THE LTV CORPORATION
COPPERWELD BUSINESS
BALANCE SHEET
(UNAUDITED)
($ IN MILLIONS)

                                                             May 31    December 31
                                                              2003        2002
                                                             ------    -----------
Current Assets
        Cash and cash equivalents                            ($ 6.4)     $  5.1
        Receivables                                           107.2        89.1
        Inventories                                           121.8       148.6
        Prepaid and other current assets                        2.9         3.2
                                                             ------      ------
                                                              225.5       246.0
                                                             ------      ------

Non Current Assets
        Property, plant and equipment                         346.5       350.2
        Intangible and other non current assets                59.1        60.3

                                                             ------      ------
                Total Assets                                 $631.1      $656.5
                                                             ======      ======

Current Liabilities
        Accounts payable                                     $ 42.4      $ 36.8
        Other accrued liabilities                              19.2        34.5
        Current maturities of debt                            246.7       259.1
                                                             ------      ------
                                                              308.3       330.4
                                                             ------      ------

Non Current Liabilities                                      $ 81.9      $ 76.3

Liabilities Subject to Compromise                            $440.8      $435.8

Total Shareholder's Equity (Deficit)                        ($199.9)    ($186.0)

                                                             ------      ------
          Total Liabilities and Shareholder's Equity         $631.1      $656.5
                                                             ======      ======

        See the accompanying notes to Copperweld Business Balance Sheet.

THE LTV CORPORATION
Notes to Copperweld Business Balance Sheet  - May 2003

The Copperweld Business financial data for the periods presented is unaudited. The Copperweld Business has performed impairment tests of goodwill and determined that impairment existed and, accordingly, recorded the impact as a cumulative effect of a change in accounting principle. As a result, the financial information for 2002 has been restated as of January 1, 2002 and the accounting change has been reflected in the balance sheet as of May 31, 2003.

Prior to January 2003, LTV Copperweld had consisted primarily of two businesses
- (1) the Pipe and Conduit Business (consisting of LTV Steel Tubular Company, a division of LTV Steel Company, Inc., and Georgia Tubing Corporation) (the "Pipe and Conduit Business") and (2) the Copperweld Business consisting of Copperweld Corporation, Copperweld Canada Inc. and Welded Tube Holdings, Inc., and their wholly-owned subsidiaries (the "Copperweld Business"). The Pipe and Conduit Business and Copperweld Business collectively were referred to as the "LTV Copperweld Business". On December 31, 2002, substantially all the assets and liabilities of the Pipe and Conduit Business were sold. Any remaining assets and liabilities were retained by LTV Steel or The LTV Corporation and are not part of the ongoing Copperweld Business that is in the process of reorganization. Accordingly, the financial information for all periods presented excludes the Pipe and Conduit Business and only reflects the ongoing Copperweld Business. On October 16, 2002, the Debtors announced that they intend to reorganize the Copperweld Business as a stand-alone company. A separate plan of reorganization is being developed for the Copperweld Business. The Debtors believe that the value obtained from the reorganization of the Copperweld Business will not be sufficient to provide any recovery for the common shareholders of The LTV Corporation ("LTV").

In May 2002, an agreement for a $300.0 million debtor-in-possession financing facility ("Copperweld Facility") was reached with a financial institution and the participants in the LTV secured term loan ("LTV Secured Facility"). The LTV Secured Facility had been used to finance a portion of the 1999 acquisition of the Copperweld Business and was guaranteed by certain wholly owned domestic subsidiaries of LTV including the Copperweld domestic subsidiaries. The LTV Secured Facility had a balance of $193.9 million that was "rolled into" the Copperweld Facility. The Copperweld Facility includes a revolving credit facility in the amount of $106.1 million, a portion of which may be used to issue letters of credit. The amount that may be borrowed may be limited by the amount of available receivables and inventory. Interest is based on LIBOR plus 3.25%. Borrowings under the Copperweld Facility are secured by the assets of the Copperweld Business. Copperweld Corporation, Copperweld Canada Inc. and Welded Tube Holdings, Inc. are the borrowers under the Copperweld Facility. As of May 31, 2003, borrowings outstanding under the Copperweld Facility were $246.7 million, including the $193.9 million term loan, and $1.3 million of letters of credit were outstanding. Some of the borrowings under the revolving portion of the facility were used to repay a portion of the LTV debtor-in-possession facility that had been guaranteed by the Copperweld domestic subsidiaries and secured by receivables of Copperweld and to reimburse LTV Steel for certain inventory purchases. The Copperweld Facility can not be used to fund expenses of LTV Steel's former integrated steel operations. On May 15, 2003, the Court granted interim approval to extend the maturity of the Copperweld Facility to December 16, 2003. At the final hearing for the extension on June 3, 2003, the court granted approval. The extended Copperweld Facility agreement contains various restrictive covenants and requires Copperweld to achieve, commencing as of May 1, 2003, certain EBITDA targets throughout the term of the agreement and requires Copperweld to achieve certain benchmarks with respect to a plan of reorganization. Specifically, Copperweld has agreed to file a plan of reorganization and disclosure statement on or before August 4, 2003 and to request that the Court commence a hearing on such disclosure statement no later than September 9, 2003. The extended Copperweld Facility also requires a commitment reduction of up to $20.0 million provided that certain amounts are paid to Copperweld in connection with the resolution of intercompany claims.

As part of the Copperweld Business restructuring, two cost reduction programs were announced in May 2003. First, the Birmingham, Alabama tubular facility was closed and a Warn Notice was issued. This will result in the elimination of fifty employees. Secondly, the employment of 21 full time employees and 10 full time contracted employees was terminated at the Pittsburgh Headquarters. Effective July 1, Copperweld entered into a new lease at its Pittsburgh headquarters, reducing space from two floors to one floor with options to terminate the lease at 24 and 48 months. The new lease was approved by the Court on June 24, 2003.

THE LTV CORPORATION
COPPERWELD BUSINESS
YEAR-TO-DATE CASH FLOW
(UNAUDITED)
($ IN MILLIONS)

                                                               5 Months Ended
                                                                   May 31
                                                            --------------------
                                                             2003         2002
                                                            ------       ------
Net Income (Loss)                                           ($33.4)      ($ 4.4)
Non Cash Special Charge                                        0.0          2.6
Depreciation and Amortization                                 15.8         14.8
(Increase) Decrease in Receivables                           (18.1)       (29.8)
(Increase) Decrease in Inventories                            26.9         14.5
Increase (Decrease) in Payables                                5.6         10.5
Other Changes                                                  9.1         (7.1)
                                                            ------       ------
        Cash Provided by Operations                            5.9          1.1
                                                            ------       ------

Investing Activities:
        Capital Spending                                      (4.2)        (6.9)

Financing Activities:
        Borrowings under Debt Facilities                     337.5        268.8
        Rollover of the Term Loan                              0.0       (193.9)
        Repayment of Revolver Portion of Facility           (349.9)       (32.4)
        Debt Issuance Cost                                    (0.9)        (3.7)
        Payments of Intercompany Advances                      0.0        (46.7)
                                                            ------       ------
Net Cash Flow                                               ($11.6)      ($13.7)
                                                            ======       ======
